Exhibit 5.11

[Husch Blackwell LLP Letterhead]

March 6, 2026

Entergy Mississippi, LLC

308 East Pearl Street

Jackson, Mississippi 39201

Ladies and Gentlemen:

We have acted as counsel for Entergy Mississippi, LLC (the “Company”) in connection with its Registration Statement on Form S-3 (File No. 333-289302-02) (the “Registration Statement”), relating to, among other things, the offer and sale of $650,000,000 in aggregate principal amount of the Company’s First Mortgage Bonds, 5.05% Series due April 15, 2036 (the “Bonds”). The Bonds have been issued pursuant to the Company’s Mortgage and Deed of Trust, dated as of February 1, 1988, with The Bank of New York Mellon, as successor trustee (the “Trustee”) (the Mortgage and Deed of Trust, as amended and supplemented, including by the Forty-fourth Supplemental Indenture dated as of March 1, 2026, being hereinafter referred to as the “Mortgage”).

In our capacity as such counsel, we have examined the Registration Statement and the Mortgage, which has been (or will be) filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of the officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or have caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals,

March 6, 2026

the conformity with the originals of all documents submitted to us as facsimile, electronic or certified copies and the authenticity of the originals of all documents submitted to us as copies, and the enforceability of all documents submitted to us against parties other than the Company. We have also assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. Furthermore, we have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

Subject to the foregoing and the further exceptions and qualifications set forth below, we are of the opinion that the Bonds are binding obligations of the Company.

This opinion is limited to the laws of the State of Texas. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the State of New York or the federal laws of the United States of America, we have relied upon the opinion of even date herewith addressed to you by Morgan, Lewis & Bockius LLP, subject to the assumptions therein, which opinion is being filed as Exhibit 5.08 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the State of Arkansas, we have relied upon the opinion of even date herewith addressed to you by Friday, Eldredge & Clark, LLP, subject to the assumptions therein, which opinion is being filed as Exhibit 5.09 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the State of Mississippi, we have relied upon the opinion of even date herewith addressed to you by Wise Carter Child & Caraway, Professional Association, subject to the assumptions therein, which opinion is being filed as Exhibit 5.10 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement. As to all matters of the laws of the State of Texas, Morgan, Lewis & Bockius LLP, Friday, Eldredge & Clark, LLP, and Wise Carter Child & Caraway, Professional Association are authorized to rely on this opinion as if it were addressed to each of them.

We further note that the binding nature of the Company’s obligations with respect to the Bonds may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws

March 6, 2026

affecting enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law) and principles of public policy, including the possible unavailability of specific performance or injunctive relief, and (b) concepts of materiality, reasonableness, good faith and fair dealing and by the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as Exhibit 5.11 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement and to the references to our firm, as counsel, in the Registration Statement under the caption “Legality.” In giving the foregoing consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell LLP
HUSCH BLACKWELL LLP